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                                EXHIBIT 10(a)


                              THIRD AMENDMENT TO
                          REVOLVING CREDIT AGREEMENT


This Third Amendment to the Revolving Credit Agreement, dated as of February 17, 1996 is made by and between The Provider Bank (the "Bank"), an Ohio banking corporation, doing business at One East Fourth Street, Cincinnati, Ohio 45202, and Max & Erma's Restaurants, Inc. (the "Borrower"), a Delaware corporation, doing business at 4849 Evanswood Drive, Columbus, Ohio, 43229.

                             W I T N E S S E T H

WHEREAS, the parties hereto have previously entered into that certain Revolving Credit Agreement dated as of October 25, 1993, which was first amended on January 17, 1994, and amended the second time on August 25, 1995, (hereinafter the "RCA"), whereby the Bank made certain loans to Borrower;

WHEREAS, the parties wish to further amend the RCA to provide for changes in covenants and certain other provisions;

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereto agree as follows:

1. The ratio referred to in the last line of Section 6.2 (c) shall be amended to read "1.25 to 1.

2. Within the Definitions contained in Section 9, the definition of "Fixed Charges" shall be deleted in its entirety and the following inserted in its place:
        "FIXED CHARGES" shall mean, for any period, the sum of (a) one fifth of the Indebtedness owing the Bank plus (b) the amount of all Indebtedness (exclusive of Indebtedness owing the Bank) which is or should be classified as a Current Liability plus (c) rental expense incurred during such period with respect to non-capitalized leases, all of which shall be determined in accordance with generally accepted accounting principals consistently applied.

3. Item (d) within the Definition of "Income Available for Fixed Charges" contained in Section 9, will be modified to read, "$25,000 times the number of restaurant locations which the Company operates at the date of calculation".

IN WITNESS WHEREOF, the parties have executed this Second Amendment to the Revolving Credit Agreement as of the date first set forth above.

MAX & ERMA'S RESTAURANTS, INC.                  THE PROVIDENT BANK

By: /s/ William C. Niegsch, Jr                  By: /s/ Michael G. Giulioli
   ---------------------------                     ------------------------
   William C. Niegsch, Jr                          Michael G. Giulioli
   Executive Vice President                        Regional Vice President


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